UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

23460 N 19th Ave., Suite 110
Phoenix, AZ 85027

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2020 (the “Closing Date”), SenesTech, Inc. (the “Company”) closed its previously announced public offering of 145,586 Class A Units and 1,428,722 Class B Units (the “Public Offering”). Each unit is comprised of one share of common stock, par value $0.001 per share (“Common Stock”) (or common stock equivalent in the form of a pre-funded warrant (“Pre-Funded Warrant”)) and one warrant to purchase one share of common stock (“Warrant”). The Class A Units were offered at a public offering price of $3.176 per unit, and the Class B Units were offered at a public offering price of $3.175 per unit priced at-the-market under Nasdaq rules.

In connection with the Public Offering, on April 21, 2020, the Company entered into a securities purchase agreement with an institutional investor (the “Purchase Agreement”). The Purchase Agreement contains representations, warranties and covenants of the investor and the Company that are customary for transactions of this type. From the date of the Purchase Agreement until the twenty-four-month anniversary of the Closing Date, the Company may not effect or enter into any agreement to sell securities in a variable rate transaction, subject to certain exceptions.

The Company estimates that the net proceeds from the Public Offering will be approximately $4.3 million assuming the full exercise of the Pre-Funded Warrants sold in this offering after deducting certain fees due to the placement agent and other estimated transaction expenses. The net proceeds received by the Company from the transactions will be used to fund working capital and other general corporate purposes, including the Company’s commercialization efforts of ContraPest.

The Common Stock, Pre-Funded Warrants and Warrants sold in the Public Offering were offered and sold pursuant to a registration statement on Form S-1 (File No. 333-236302) initially filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2020, as amended (”Registration Statement”), which was declared effective by the SEC on February 14, 2020. The Post-Effective Amendment No. 2 to the Registration Statement was declared effective by the SEC on April 21, 2020.

In connection with the Public Offering, the Company agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds of the Public Offering, a management fee of 1% of the gross proceeds of the Public Offering, a non-accountable expense allowance of $7,400, clearing expenses of $12,900 and out-of-pocket expenses of $100,000. The Company also agreed to issue the placement agent warrants to purchase up to 7.5% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold in the Public Offering, or 118,073 shares of Common Stock (the “Placement Agent Warrants”).

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, (ii) have been qualified by certain disclosures made to the purchasers in the disclosure schedule delivered in connection with the Purchase Agreement, and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement, the Warrants, the Pre-Funded Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of Warrant, the Form of Pre-Funded Warrant and the Form of Placement Agent Warrant which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion of Perkins Coie LLP relating to the validity of the Common Stock, Warrants, Pre-Funded Warrants and Placement Agent Warrants issued in the Public Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant Certificate (incorporated by reference to Exhibit 4.12 to the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on February 13, 2020 (File no. 333-326302)).
4.2	Form of Pre-Funded Warrant Certificate (incorporated by reference to Exhibit 4.13 to the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on February 13, 2020 (File no. 333-236302)).
4.3	Form of Placement Agent Warrant Certificate (incorporated by reference to Exhibit 4.14 to the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on February 13, 2020 (File no. 333-236302)).
5.1*	Opinion of Perkins Coie LLP.
10.1*†	Form of Securities Purchase Agreement, dated as of April 21, 2020, between the Company and the purchaser thereto.
23.1*	Consent of Perkins Coie LLP (contained in Exhibit 5.1 hereto).

*	Filed herewith.
†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2020	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer

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